Supplemental Tables

The following table displays our consolidated results of operations for the three-month and six-month periods ended June 30, 2010 and 2009.

Income Statement:	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands)	2010	2009	2010	2009
Revenues
Net premiums written (1)	$128,749	$127,679	$248,185	$248,525
Net premiums earned	$117,082	$119,671	$231,390	$237,992
Investment income, net of investment expenses	28,291	27,359	56,259	50,630
Realized investment gains (losses)	2,346	(13,153)	5,072	(16,641)
Other income	295	169	418	328
Total Revenues	$148,014	$134,046	$293,139	$272,309

Benefits, Losses and Expenses
Losses and loss settlement expenses	$72,757	$90,558	$141,120	$176,636
Increase in liability for future policy benefits	7,375	5,874	13,765	9,262
Amortization of deferred policy acquisition costs	28,057	28,795	54,573	58,201
Other underwriting expenses	8,580	9,970	17,387	18,456
Disaster charges and other related expenses, net of recoveries	7	(188)	(16)	(546)
Interest on policyholders’ accounts	10,647	10,397	21,448	20,169
Total Benefits, Losses and Expenses	$127,423	$145,406	$248,277	$282,178

Income (loss) before income taxes	20,591	(11,360)	44,862	(9,869)
Federal income tax expense (benefit)	5,197	(6,026)	10,076	(7,805)
Net income (loss)	$15,394	$(5,334)	$34,786	$(2,064)

(1) The Statutory Financial Measures section of our July 26, 2010 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

The following table displays our consolidated financial condition at June 30, 2010 and December 31, 2009.

Balance Sheet:	June 30, 2010	December 31, 2009
(In Thousands)	(unaudited)
Total invested assets:
Property and casualty segment	$956,108	$915,055
Life insurance segment	1,501,701	1,436,786
Total cash and investments	2,614,648	2,542,693
Total assets	3,056,579	2,902,544
Future policy benefits and losses, claims and loss settlement expenses	$1,955,536	$1,927,645
Total liabilities	2,350,644	2,229,809
Net unrealized investment gains, after-tax	$90,908	$82,491
Total stockholders’ equity	705,935	672,735

Property and casualty insurance statutory capital and surplus (1) (2)	$572,294	$556,265
Life insurance statutory capital and surplus (2)	166,835	160,179

(1) Because United Fire & Casualty Company owns United Life Insurance Company, the property and casualty insurance statutory capital and surplus includes life insurance statutory capital and surplus and therefore represents our total consolidated statutory capital and surplus.
(2) The Statutory Financial Measures section of our July 26, 2010 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

The following tables display our net premiums written by line of business for the three-month and six-month periods ended June 30, 2010 and 2009.

	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands)	2010	2009	2010	2009
Net Premiums Written
Commercial lines:
Other liability (1)	$32,414	$34,289	$61,562	$66,200
Fire and allied lines (2)	26,121	26,831	51,703	53,461
Automobile	26,001	26,842	50,441	53,070
Workers’ compensation	12,967	13,971	26,567	30,311
Fidelity and surety	5,519	6,512	9,570	10,429
Miscellaneous	213	229	435	475
Total commercial lines	$103,235	$108,674	$200,278	$213,946

Personal lines:
Fire and allied lines (3)	$6,611	$6,041	$12,179	$11,071
Automobile	3,874	3,360	7,511	6,574
Miscellaneous	138	108	257	196
Total personal lines	$10,623	$9,509	$19,947	$17,841
Reinsurance assumed	3,241	2,230	3,998	3,275
Total	$117,099	$120,413	$224,223	$235,062

(1) “Other liability” is business insurance covering bodily injury and property damage arising from general business operations, accidents on the insured’s premises and products manufactured or sold.
(2) “Fire and allied lines” includes fire, allied lines, commercial multiple peril and inland marine.
(3) “Fire and allied lines” includes fire, allied lines, homeowners and inland marine.

The following tables display our premiums earned, losses and loss settlement expenses and loss ratio by line of business for the three-month periods ended June 30, 2010 and 2009.

Three Months Ended June 30,
	2010			2009
(In Thousands) Unaudited	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$28,507	$13,104	46.0%	$30,585	$29,116	95.2%
Fire and allied lines	24,460	19,482	79.6	25,621	21,462	83.8
Automobile	23,216	16,653	71.7	24,387	17,426	71.5
Workers’ compensation	11,628	7,505	64.5	12,943	9,390	72.5
Fidelity and surety	4,297	2,273	52.9	4,729	898	19.0
Miscellaneous	197	9	4.6	215	67	31.2
Total commercial lines	$92,305	$59,026	63.9%	$98,480	$78,359	79.6%

Personal lines
Fire and allied lines	$6,108	$5,758	94.3%	$5,448	$4,671	85.7%
Automobile	3,616	3,076	85.1	3,183	2,571	80.8
Miscellaneous	116	(49)	N/A	89	(28)	N/A
Total personal lines	$9,840	$8,785	89.3%	$8,720	$7,214	82.7%
Reinsurance assumed	3,251	442	13.6%	2,258	821	36.4%
Total	$105,396	$68,253	64.8%	$109,458	$86,394	78.9%

The following tables display our premiums earned, losses and loss settlement expenses and loss ratio by line of business for the six-month periods ended June 30, 2010 and 2009.

Six Months Ended June 30,
	2010			2009
(In Thousands) Unaudited	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$56,721	$31,945	56.3%	$61,637	$49,221	79.9%
Fire and allied lines	48,844	39,281	80.4	51,021	48,535	95.1
Automobile	46,226	30,483	65.9	48,773	32,636	66.9
Workers’ compensation	22,846	11,783	51.6	26,154	21,166	80.9
Fidelity and surety	8,976	2,482	27.7	10,142	1,171	11.5
Miscellaneous	399	45	11.3	425	118	27.8
Total commercial lines	$184,012	$116,019	63.0%	$198,152	$152,847	77.1%

Personal lines
Fire and allied lines	$12,087	$7,825	64.7%	$10,787	$8,479	78.6%
Automobile	7,083	5,957	84.1	6,269	4,922	78.5
Miscellaneous	203	(76)	(37.4)	173	266	153.8
Total personal lines	$19,373	$13,706	70.7%	$17,229	$13,667	79.3%
Reinsurance assumed	3,990	2,156	54.0%	3,291	2,159	65.6%
Total	$207,375	$131,881	63.6%	$218,672	$168,673	77.1%